                                                                    EXHIBIT 3.19

                          BID.COM INTERNATIONAL INC.

                                     -and-

                             1184041 ONTARIO INC.

                                     -and-

                             SMYTHE GROUP COMPANY

                                     -and-

                           CIBC MELLON TRUST COMPANY



                           SPECIAL WARRANT INDENTURE


                       Providing for the Issue of up to
                          6,114,984 Special Warrants
                        of Bid. Com International Inc.



                               November 30, 1998

                               TABLE OF CONTENTS

Article 1      -    Interpretation.............................................................   2.
        1.1    Definitions.....................................................................   2.
        1.2    Number and Gender...............................................................   6.
        1.3    Interpretation Not Affected by Headings, etc....................................   6.
        1.4    Business Day....................................................................   6.
        1.5    Time of the Essence.............................................................   6.
        1.6    Applicable Law..................................................................   6.
        1.7    Choice of Language..............................................................   6.
        1.8    Currency........................................................................   7.

Article 2      -    Issue of Special Warrants..................................................   7.
        2.1    Issue of Primary Special Warrants and Secondary Special Warrants................   7.
        2.2    Form and Terms of Special Warrants..............................................   7.
        2.3    Signing of Special Warrant Certificates.........................................   8.
        2.4    Deposit of Shares Underlying Secondary Special Warrants.........................   8.
        2.5    Certification by the Special Warrant Agent......................................   8.
        2.6    Special Warrantholder Not a Shareholder.........................................   9.
        2.7    Issue in Substitution for Lost Special Warrant Certificates.....................   9.
        2.8    Special Warrants to Rank Pari Passu.............................................   9.
        2.9    Registers for Special Warrants..................................................  10.
        2.10   Transferee Entitled to Registration.............................................  10.
        2.11   Registers Open for Inspection...................................................  10.
        2.12   Exchange of Special Warrants....................................................  11.
        2.13   Ownership and Transfer of Special Warrants......................................  11.
        2.14   Adjustment of Subscription Rights...............................................  11.
        2.15   Adjustment Rules................................................................  12.
        2.16   Notice of Adjustment of Subscription Rights.....................................  13.

Article 3      -    Exercise of Special Warrants...............................................  15.
        3.1    Exercise of Special Warrants and Deemed Exercise of Special Warrants............  15.
        3.2    Effect of Exercise of Special Warrants..........................................  16.
        3.3    Postponement of Delivery of Certificates........................................  16.
        3.4    Cancellation of Special Warrant Certificates....................................  16.

Article 4      -    Covenants..................................................................  18.
        4.1    General Covenants...............................................................  18.
        4.2    Securities Qualification Requirements...........................................  20.
        4.3    Special Warrant Agent's Remuneration and Expenses...............................  20.
        4.4    Performance of Covenants by Special Warrant Agent...............................  20.

Article 5     -  Enforcement........................................................   21.
        5.1   Suits by Special Warrantholders.......................................   21.
        5.2   Immunity of Shareholders, etc.........................................   21.
        5.3   Limitation of Liability...............................................   21.

Article 6     -  Meetings of Special Warrantholders.................................   21.
        6.1   Right to Convene Meetings.............................................   21.
        6.2   Notice................................................................   22.
        6.3   Chairman..............................................................   22.
        6.4   Quorum................................................................   22.
        6.5   Power to Adjourn......................................................   23.
        6.6   Show of Hands.........................................................   23.
        6.7   Poll and Voting.......................................................   23.
        6.8   Regulations...........................................................   23.
        6.9   Issuers, Special Warrant Agent and Underwriter may be Represented.....   24
        6.10  Powers Exercisable by Extraordinary Resolution........................   24.
        6.11  Meaning of Extraordinary Resolution...................................   25.
        6.12  Powers Cumulative.....................................................   26.
        6.13  Minutes...............................................................   26.
        6.14  Instruments in Writing................................................   26.
        6.15  Binding Effect of Resolutions.........................................   26.
        6.16  Holdings by the Corporation or Subsidiaries of the Corporation
               Disregarded..........................................................   27.

Article 7     -  Supplemental Indentures............................................   27.
        7.2   Successor Corporations................................................   28.

Article 8     -  Concerning the Special Warrant Agent...............................   28.
        8.1   Trust Indenture Legislation...........................................   28.
        8.2   Rights and Duties of Special Warrant Agent............................   29.
        8.3   Evidence, Experts and Advisers........................................   30.
        8.4   Documents, Monies, etc. Held by Special Warrant Agent.................   31.
        8.5   Action by Special Warrant Agent to Protect Interests..................   31.
        8.6   Special Warrant Agent Not Required to Give Security...................   31.
        8.7   Protection of Special Warrant Agent...................................   31.
        8.8   Replacement of Special Warrant Agent..................................   32.
        8.9   Conflict of Interest..................................................   33.
        8.10  Acceptance of Trusts..................................................   33.
        8.11  Special Warrant Agent Not to be Appointed Receiver....................   34.
        8.12  Authorization to Carry on Business....................................   34.
        8.13  Liability of Special Warrant Agent....................................   34.

Article 9    -  Form of Special Warrant.................................. 34.
        9.1  Form of Special Warrant Certificate......................... 34.

Article 10   -  General.................................................. 45.
        10.1 Notice to the Issuers and the Special Warrant Agent......... 45.
        10.2 Notice to the Special Warrantholders........................ 46.
        10.3 Mail Service Interruption................................... 47.
        10.4 Counterparts and Formal Date................................ 47.
        10.5 Satisfaction and Discharge of Indenture..................... 47.
        10.6 Provisions of Indenture and Special Warrants for the Sole
             Benefit of Parties and Special Warrantholders............... 47.

               THIS SPECIAL WARRANT INDENTURE made
               as of the 30th day of November, 1998.

B E T W E E N:

               BID.COM INTERNATIONAL INC. (FORMERLY
               INTERNET LIQUIDATORS INTERNATIONAL
               INC.), a corporation constituted under the laws of the Province of Ontario, Canada

               (hereinafter called the "CORPORATION")

               -- and --

               1184041 ONTARIO INC.

               (hereinafter called "1184041")

               -- and --

               SMYTHE GROUP COMPANY

               (hereinafter called "SMYTHE")

               -- and --

               CIBC MELLON TRUST COMPANY, a trust
               company incorporated under the laws of Canada

               (hereinafter called the "SPECIAL WARRANT AGENT")


WHEREAS:

A. The Corporation proposes to issue and sell by means of a private placement 5,714,984 special warrants (the "PRIMARY SPECIAL WARRANTS"), and 1184041 and Smythe propose to issue and sell by means of a private placement up to 400,000 special warrants (the "SECONDARY SPECIAL WARRANTS"). Subject to adjustment in certain events, each Primary and Secondary Special Warrant entitles the holder thereof to receive one (1) unit ("Unit"). Each Unit consists of one common share ("Common Share") and one-quarter (1/4) a Common Share purchase warrant ("Share Purchase Warrant"), in the capital of the Corporation, all upon the terms and conditions herein set forth;

B. For such purpose the Corporation, 1184041 and Smythe, deem it necessary to create and issue the Primary and Secondary Special Warrants as provided for in this Indenture;

                                                                        2.

C. The Issuers (as hereinafter defined) are duly authorized to create and issue the Primary and Secondary Special Warrants to be created and issued, as herein provided;

D. 1184041 and Smythe (collectively the "Sellers") have deposited with the Special Warrant Agent a sufficient number of common shares of the Corporation together with all necessary transfer documentation to discharge their respective obligations pursuant to the Secondary Special Warrants and this Indenture.

E. All things necessary have been done and performed to make the Primary and Secondary Special Warrants, when certified by the Special Warrant Agent and issued as in this Indenture provided, legal, valid and binding upon the Corporation with the benefits of, and subject to the terms of, this Indenture;

F. The foregoing recitals are made as representations and statements of fact by the Sellers and not by the Special Warrant Agent.

     NOW THEREFORE for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

                  ARTICLE 1    -    INTERPRETATION

1.1  Definitions

     In this Indenture, unless there is something in the subject matter or context inconsistent therewith, the following phrases and words have the respective meanings indicated opposite them as follows:

     (a) "APPLICABLE LEGISLATION" has the meaning ascribed thereto in subsection 8.1(a);

     (b) "BUSINESS DAY" means a day which is not a Saturday or Sunday or statutory holiday in any of the cities where special warrant certificates may be submitted to the Special Warrant Agent pursuant to subsection 3.1 hereof;

     (c) "CAPITAL REORGANIZATION" has the meaning ascribed thereto in section 2.14;

     (d) "COMMON SHARES" means fully paid and non-assessable common shares in the capital of the Corporation as currently constituted;

     (e) "CORPORATION" means Bid.Com International Inc., a corporation constituted under the laws of the Province of Ontario, Canada;

                                                                        3.

     (f) "CORPORATION'S AUDITORS" means Deloitte & Touche or such other chartered accountant or firm of chartered accountants duly appointed as auditor or auditors of the Corporation from time to time and acceptable to the Special Warrant Agent;

     (g) "COUNSEL" means Corporation's counsel or such other firm of barristers and solicitors retained by the Special Warrant Agent from time to time and acceptable to the Special Warrant Agent;

     (h) "CORPORATION'S COUNSEL" means Gowling, Strathy & Henderson or such other barrister or solicitor or firm of barristers and solicitors retained by the Corporation from time to time and acceptable to the Special Warrant Agent;

     (i) "DIRECTOR" means a director of the Corporation for the time being and, unless otherwise specified herein, reference to "ACTION BY THE DIRECTORS" means action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of such board;

     (j) "ESCROW AGENT" means Wildeboer Rand Thomson Apps & Dellelce, Barristers and Solicitors, Toronto;

     (k) "ESCROWED PROCEEDS" means the amount of $2,675,305.50 representing 25% of the gross proceeds of the sale of the Primary and Secondary Special Warrants which shall be deposited into escrow with the Escrow Agent;

     (l) "EXERCISE DATE" means the day upon which a Special Warrant is exercised pursuant to the provisions of Section 3.1 or deemed to be exercised pursuant to Section 3.1(b);

     (m) "EXPIRY TIME" means 5:00 p.m. (Toronto time) on the earlier of: (i) the fifth Business Day after the Qualification Date; and (ii) November 30, 1999;

     (n)  "EXTRAORDINARY RESOLUTION" has the meaning ascribed thereto in Section
          6.11 and 6.14;

     (o) "FINAL PROSPECTUS" means the (final) prospectus of the Corporation relating to the distribution of the Subject Securities in the Qualifying Jurisdictions;

     (p)  "ISSUERS" means the Corporation, 1184041 and Smythe;

     (q) "PERSON" includes an individual, a corporation, a partnership, any unincorporated organization or any other juridical entity and words importing persons have a similar meaning;

                                                                        4.

     (r) "PRELIMINARY PROSPECTUS" means the preliminary prospectus of the Corporation relating to the distribution of the Subject Securities in the Qualifying Jurisdictions;

     (s) "PRIMARY SPECIAL WARRANTS" means the 5,714,984 Special Warrants being created hereunder and issued and sold by the Corporation pursuant to the Underwriting Agreement;

     (t) "QUALIFICATION DATE" means the date of issuance of a receipt or similar document by the last of the Securities Administrators to issue a receipt or similar document for the Final Prospectus;

     (u) "QUALIFICATION DEADLINE" means the date which is 90 days after the date of issuance of the Primary and Secondary Special Warrants;

     (v) "QUALIFICATION DEFAULT" means the failure on the part of the Corporation to obtain a receipt for the Final Prospectus from the Securities Administrators in each of the Qualifying Jurisdictions, on or before 5:00 p.m. (Toronto time) on the Qualification Deadline;

     (w) "QUALIFYING JURISDICTIONS" means the Province of Ontario and any such additional provinces in which purchasers of the Special Warrants are resident;

     (x) "SECONDARY SPECIAL WARRANTS" means the 400,000 Special Warrants being created hereunder and sold by the Sellers pursuant to the Underwriting Agreement;

     (y) "SECURITIES ADMINISTRATORS" means collectively the securities commission or comparable authority in each of the Qualifying Jurisdictions;

     (z) "SHARE PURCHASE WARRANTS " means the warrants issuable upon the exercise or deemed exercise of the Special Warrants subject to the terms and conditions of the Share Purchase Warrant Indenture which indenture shall govern the entitlement of a holder to acquire one (1) additional Common Share at $1.75 at any time prior to the earlier of
          (i) ten (10) business days following the date on which the Corporation delivers a notice to all holders of Share Purchase Warrants confirming that it has filed a preliminary prospectus or registration statement in connection with a U.S. public offering of at least $7,000,000 and
          (ii) 5:00 p.m. (Toronto time) on December 31, 1999;

     (aa) "SHARE PURCHASE WARRANT INDENTURE " means the indenture dated as of even date herewith among the Corporation, 1184041, Smythe and CIBC Mellon Trust Company as Agent pursuant to which the Share Purchase Warrants will be issued;

                                                                        5.

     (bb) "SHAREHOLDER" means a holder of record of one or more Common Shares;

     (cc) "SPECIAL WARRANT AGENT" means CIBC Mellon Trust Company and its lawful successors for the time being in the trusts hereby created;

     (dd) "SPECIAL WARRANTHOLDER" OR "HOLDER" means a person whose name is entered for the time being in the register maintained by the Special Warrant Agent pursuant to subsection 2.8(a);

     (ee) "SPECIAL WARRANTHOLDERS' REQUEST" means an instrument signed in one or more counterparts by Special Warrantholders holding in the aggregate not less than 25% of the then outstanding Special Warrants which requests the Special Warrant Agent to take some action or proceeding specified therein;

     (ff) "SPECIAL WARRANTS" mean the special warrants of the Corporation created hereby, including the Primary Special Warrants and the Secondary Special Warrants each entitling the registered holder thereof to receive one Unit, consisting of (1) Common Share and one-quarter ( 1/4) of one Share Purchase Warrant for each special warrant on the exercise of such special warrant or such other kind and amount of shares or other securities or property calculated or otherwise determined pursuant to Sections 2.14 and 2.15 or subsection 2.2(c) hereof as the case may be, on the exercise of each such special warrant; and

     (gg) "SUBJECT SECURITIES" means the Common Shares and Share Purchase Warrants issuable upon the exercise of the Special Warrants, including the Common Shares and Share Purchase Warrants or other securities or property issuable upon the exercise of the Special Warrants as a result of any adjustment of subscription rights pursuant to Sections
          2.14 and 2.15 or subsection 2.2(c) hereof;

     (hh) "SUCCESSOR CORPORATION" has the meaning ascribed thereto in Section
          7.2;

     (ii) "THIS SPECIAL WARRANT INDENTURE", "THIS INDENTURE", HEREIN", "HEREBY" and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions "ARTICLE", "SECTION", "SUBSECTION" AND "CLAUSE" followed by a number mean and refer to the specified Article, Section, subsection or clause of this Indenture;

     (jj) "TRANSFER AGENT" means the transfer agent or agents for the time being of the Common Shares;

     (kk) "TSE" means the Toronto Stock Exchange;

                                                                        6.

     (ll) "UNDERWRITING AGREEMENT" means the underwriting agreement made as of the date hereof between the Underwriters, the Sellers, Paul Godin, Jeffrey Lymburner and the Corporation;

     (mm) "UNDERWRITERS" means, Yorkton Securities Inc.; and

     (nn) "WRITTEN ORDER OF THE CORPORATION", "WRITTEN REQUEST OF THE CORPORATION", "WRITTEN CONSENT OF THE CORPORATION", "CERTIFICATE OF THE CORPORATION" and any other document required to be signed by the Corporation, means, respectively, a written order, request, consent, certificate or other document signed in the name of the Corporation by any one of the president, any vice-president, or the secretary of the Corporation, and may consist of one or more instruments so executed.

1.2  NUMBER AND GENDER

     Unless elsewhere otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3  INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

     The division of this Indenture into Articles, Sections, subsections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4  BUSINESS DAY

     In the event that any day on or before which any action is required or permitted to be taken hereunder is not a Business Day, then such action shall be required or permitted to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5  TIME OF THE ESSENCE

     Time shall be of the essence in all respects in this Indenture.

1.6  APPLICABLE LAW

     This Indenture and the Special Warrants shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal law applicable therein and shall be treated in all respects as Ontario contracts.

                                                                        7.

1.7  CHOICE OF LANGUAGE

     The parties hereby acknowledge that they have expressly requested that this Indenture and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto be drawn up in the English language only. LES PARTIES RECONNAISSENT AVOIR EXPRESSMENT DEMANDEES QUE LA PRESENTE CONVENTION AINSI QUE TOUT AVIS, TOUT ETAT DE COMPTE ET TOUT AUTRE DOCUMENT A ETRE OU POUVANT ETRE DONNE OU CONCLU EN VERTU DES DISPOSITIONS DES PRESENTES, SOIENT REDIGES EN LANGUE ANGLAISE SEULEMENT.

1.8  CURRENCY

     Unless otherwise stated, all dollar amounts referred to in this Indenture are in Canadian dollars.

                    ARTICLE 2-ISSUANCE OF SPECIAL WARRANTS

2.1  ISSUANCE OF PRIMARY SPECIAL WARRANTS AND SECONDARY WARRANTS

     A total of 6,114,984 Special Warrants entitling the registered holders thereof to acquire up to an aggregate of 6,114,984 Common Shares and 1,528,746 Share Purchase Warrants (subject to adjustments as provided in Sections 2.14 and 2.15 or subsection 2.2(c) hereof) are hereby created and authorized to be issued hereunder upon the terms and conditions herein set forth and shall be executed by the Corporation as to 5,714,984 Primary Special Warrants, 1184041 as to 200,000 Secondary Special Warrants and Smythe as to 200,000 Secondary Special Warrants certified by or on behalf of the Special Warrant Agent and delivered by it in accordance with and upon receipt of a written direction signed by the Corporation, 1184041 and Smythe, as the case may be.

2.2  FORM AND TERMS OF SPECIAL WARRANTS

(a) The Special Warrant certificates for the 6,114,984 Special Warrants shall be substantially in the form set out in Article 9, shall be dated as of the date of this Indenture (regardless of their actual date of issue), and shall have such distinguishing letters and numbers as the Corporation may, with the approval of the Special Warrant Agent, prescribe.

(b) Subject to adjustment as provided in Sections 2.13 and 2.14 or subsection 2.2(c), each Special Warrant authorized to be issued hereunder shall entitle the registered holder thereof to acquire in accordance with Section 3.1, at no extra cost, one (1) Unit, each Unit consisting of Common Share and one-quarter ( 1/4) Share Purchase Warrant, or such other kind and amount of shares or securities or property, calculated pursuant to the provisions of Sections 2.14 and 2.15 or subsection 2.2(c), as the case may be, of this Indenture.

(c) Unless previously retracted in accordance with the provisions of Section 3.5, each Special Warrant authorized to be issued hereunder shall in the event of a Qualification Default prior to the exercise or deemed exercise of the Special Warrants pursuant to Section 3.1 hereof,

                                                                        8.

     entitle the registered holder hereof to acquire in accordance with said
     Section 3.1, at no extra cost, 1.05 Units or such other kind and amount of shares or securities or property calculated pursuant to the provisions of Sections 2.14 and 2.15 of this Indenture.

(d)  Fractional Special Warrants shall not be issued or otherwise provided for.

2.3  SIGNING OF SPECIAL WARRANT CERTIFICATES

     The Special Warrant certificates shall be signed by any one of the chairman, president, any vice-president, or the secretary of the Sellers, and may, but need not be, under their respective corporate seals or a reproduction thereof. The signature of such officer may be mechanically reproduced in facsimile and Special Warrant certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officer. Notwithstanding that the person whose manual or facsimile signature appears on any Special Warrant certificate as such officer may no longer hold office at the date of issue of such Special Warrant certificate or at the date of certification or delivery thereof, any Special Warrant certificate signed as aforesaid shall, subject to Section 2.5, be valid and binding upon the Corporation and the registered holder thereof shall be entitled to the benefits of this Indenture.

2.4  DEPOSIT OF SHARES UNDERLYING SECONDARY SPECIAL WARRANTS

     The Sellers shall deliver to the Special Warrant Agent contemporaneously with the execution of this Indenture, certificates representing a sufficient number of Common Shares of the corporation (as presently constituted) to satisfy all their respective obligations under the Secondary Special Warrants, namely 262,500 Common Shares in the case of 1184041 and 262,500 Common Shares in the case of Smythe, together with all such transfer instruments, powers of attorney corporate resolutions and other writings as may be necessary or advisable, in the opinion of the Special Warrant Agent to properly transfer such shares into the name of the Special Warrant Agent for the purpose of and subject to the terms and conditions of this Indenture.

     Any such Common Shares remaining registered in the name of the Special Warrant Agent after the expiry of the Share Purchase Warrants shall be transferred back to the Sellers pro rata.

     The delivery of such Common Share certificates and other documentation shall constitute the Sellers' irrevocable direction and authority to the Special Warrant Agent to deal with such Common Shares in accordance with this Indenture and to deliver such Common Shares to the holders of the Secondary Special Warrants upon the due exercise thereof.

2.5  CERTIFICATION BY THE SPECIAL WARRANT AGENT

                                                                        9.

(a) No Special Warrant certificate shall be issued or, if issued, shall be valid for any purpose or entitle the registered holder to the benefit hereof or thereof until it has been certified by manual signature by or on behalf of the Special Warrant Agent in the form of the certificate set out in Article 9 and such certification by the Special Warrant Agent upon any Special Warrant certificate shall be conclusive evidence as against the Corporation that the Special Warrant certificate so certified has been duly issued hereunder and the holder is entitled to the benefits hereof.

(b) The certification of the Special Warrant Agent on the Special Warrant certificates issued hereunder shall not be construed as a representation or warranty by the Special Warrant Agent as to the validity of this Indenture or the Special Warrants (except the due certification thereof) or as to the performance by any of the Sellers of its obligations under this Indenture and the Special Warrant Agent shall in no respect be liable or answerable for the use made of the Special Warrants or any of them or of the consideration therefor except as otherwise specified herein.

2.6  SPECIAL WARRANTHOLDER NOT A SHAREHOLDER

     The holding of a Special Warrant shall not be construed as conferring upon a Special Warrantholder any right or interest whatsoever as a Shareholder, nor entitle the Special Warrantholder to any right or interest in respect thereof except as herein and in the Special Warrants expressly provided.

2.7  ISSUE IN SUBSTITUTION FOR LOST SPECIAL WARRANT CERTIFICATES

(a) In case any of the Special Warrant certificates shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable law, and subsection (b) of this Section 2.7, shall issue and thereupon the Special Warrant Agent shall certify and deliver a new Special Warrant certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of such mutilated certificate, or in lieu of and in substitution for such lost, destroyed or stolen certificate, and the substituted certificate shall be in a form approved by the Special Warrant Agent and shall entitle its holder to the benefits hereof and shall rank equally in accordance with its terms with all other Special Warrant certificates issued or to be issued hereunder.

(b)  The applicant for the issue of a new certificate pursuant to this Section
     2.7 shall bear the cost of the issue thereof and in case of mutilation, as a condition precedent to the issue thereof, shall deliver to the Special Warrant Agent the mutilated certificate and in the case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Special Warrant Agent such evidence of ownership and of the loss, destruction or theft of the certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Special Warrant Agent in their sole discretion, acting reasonably, and such applicant may also be required to furnish an indemnity bond or security in amount and

                                                                       10.

     form satisfactory to the Corporation and the Special Warrant Agent in their sole discretion, acting reasonably, and shall pay the reasonable charges of the Corporation and the Special Warrant Agent in connection therewith.

2.8  SPECIAL WARRANTS TO RANK PARI PASSU

     All Special Warrants shall rank pari passu, whatever may be their actual date of issue.

2.9  REGISTERS FOR SPECIAL WARRANTS

(a) The Issuers appoint the Special Warrant Agent as the registrar of the Special Warrants. The Issuers may hereafter, with the consent of the Special Warrant Agent, appoint one or more other additional registrars of the Special Warrants. The Issuers shall cause a register to be kept by the Special Warrant Agent, and the Special Warrant Agent agrees to maintain such a register, at its principal transfer office in the city of Toronto, Ontario in which shall be entered the name and addresses of the holders of the Special Warrants and other particulars of the Special Warrants held by them respectively and the number of Special Warrants held by them. The Issuers shall also cause transfer agencies to be maintained by the Special Warrant Agent, and the Special Warrant Agent shall maintain such transfer agencies at its principal transfer office in the city of Toronto, Ontario and in such other place or places and by such other agent or agents as the Issuers with the approval of the Special Warrant Agent may designate.

(b) Subject to the terms of this Indenture and to applicable law, Special Warrants may be transferred. No transfer of a Special Warrant shall be valid unless made by the holder or his executors, administrators or other legal representatives, or his or her attorney duly appointed by an instrument in writing in form and manner satisfactory to the Special Warrant Agent, acting reasonably, with signatures guaranteed by a Canadian chartered bank, a Canadian trust company, a member firm of any Canadian stock exchange or such other guarantor as the Special Warrant Agent determines to be acceptable, upon surrender of the Special Warrant to the Special Warrant Agent and upon compliance with such other reasonable requirements as the Special Warrant Agent may prescribe and shall thereafter be recorded on the register of transfers maintained by the Special Warrant Agent pursuant to subsection (a) of this Section 2.9, provided all taxes or governmental or other charges arising by reason of such transfer have first been paid by or on behalf of the Special Warrantholder requesting such a transfer.

2.10 TRANSFEREE ENTITLED TO REGISTRATION

                                                                             11.

       The transferee of a Special Warrant shall, after the transfer form attached to the Special Warrant or any other form of transfer acceptable to the Special Warrant Agent is duly executed and completed and together with the Special Warrant is lodged with the Special Warrant Agent, and upon compliance with all other conditions in that regard required by this Indenture or by law, be entitled to have his name entered on the register of holders as the owner of such Special Warrant free from all equities or rights of set-off or counterclaim as set forth in Section 2.11.

2.11   REGISTERS OPEN FOR INSPECTION

       The registers hereinbefore referred to shall be open at all reasonable times for inspection by the Issuers, the Underwriter, the Special Warrant Agent or any Special Warrantholder. The Special Warrant Agent shall, from time to time when requested to do so in writing by the Corporation or the Underwriter, furnish the Corporation or the Underwriter, as the case may be, with a list of the names and addresses of holders of Special Warrants entered in the register of holders maintained by the Special Warrant Agent and showing the number of Common Shares which may then be acquired upon the exercise of the Special Warrants held by each such holder.

2.12   EXCHANGE OF SPECIAL WARRANTS

(a) Special Warrant certificates may, upon compliance with the reasonable requirements of the Special Warrant Agent, be exchanged for Special Warrant certificates in any other authorized denomination representing in the aggregate the same number of Special Warrants. The Corporation shall sign and the Special Warrant Agent shall certify, in accordance with Sections 2.3 and 2.5, all Special Warrant certificates necessary to carry out the exchanges contemplated herein.

(b) Special Warrant certificates may be exchanged only at the principal office of the Special Warrant Agent in the City of Toronto, Ontario or at any other place that is designated by the Corporation with the approval of the Special Warrant Agent. Any Special Warrant certificates tendered for exchange shall be surrendered to the Special Warrant Agent and canceled.

(c) Except as otherwise herein provided, the Special Warrant Agent may charge Special Warrantholders requesting an exchange a reasonable sum for each Special Warrant certificate issued, and payment of such charges and reimbursement of the Special Warrant Agent or the Issuers for any and all taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.

2.13   OWNERSHIP AND TRANSFER OF SPECIAL WARRANTS

                                                                             12.

     The Issuers and the Special Warrant Agent may deem and treat the registered holder of any Special Warrant certificate as the absolute owner of the Special Warrant evidenced thereby for all purposes, and the Issuers and the Special Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Issuers or the Special Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Special Warrantholder shall be entitled to the rights evidenced by such Special Warrant free from all equities or rights of set-off or counterclaim between the Issuers and the original or any intermediate holder thereof and all persons may act accordingly, and the receipt by any such Special Warrantholder of Common Shares pursuant to the exercise thereof shall be a good discharge to the Issuers and the Special Warrant Agent for the same, and neither the Corporation nor the Special Warrant Agent shall be bound to inquire into the title of any such holder, except where the Corporation or the Special Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

2.14   ADJUSTMENT OF SUBSCRIPTION RIGHTS

       Subject to Sections 2.15 and 2.16, if at any time after the date hereof and prior to the Expiry Time, and provided that any Special Warrants remain unexercised, there shall be:

(a) a reclassification of the Common Shares at any time or a change of the Common Shares into other shares or securities or a subdivision or consolidation of the Common Shares into a greater or lesser number of shares or any other capital reorganization;

(b) a consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other Common Shares or securities);

(c) a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity; or

(d) an issue or distribution to the holders of all or substantially all of the Corporation's outstanding Common Shares or securities of the Corporation including rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares or any property or assets including any evidences of indebtedness, other than cash dividends paid in the ordinary course of the Corporation or securities issued pursuant to the Corporation's stock option plans,

(any of such events being called a "Capital Reorganization"), the holder of any Special Warrants that may thereafter be exercised to acquire Common Shares shall be entitled to receive, and shall accept for no extra cost, in lieu of the number of Common Shares to which he was theretofore entitled upon such exercise, the kind and amount of shares or other securities or property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof or the record date, as the case may be, he had been the registered holder of the number of Common Shares which he was theretofore entitled to acquire upon such exercise. Any such

                                                                             13.

adjustments shall be made by and set forth in an indenture supplemental hereto approved by the directors and shall for all purposes be prima facie deemed to be an appropriate adjustment absent manifest error.

2.15   ADJUSTMENT RULES

(1) The adjustments provided for in Section 2.14 are cumulative and shall apply (without duplication) to successive Capital Reorganizations or other events resulting in any adjustment under the provisions of Section 2.14; provided that, notwithstanding any other provision of this Article 2, no adjustment shall be made in the number of Common Shares which may be acquired on the exercise of a Special Warrant unless it would result in a change of at least one one-hundredth of a Share (provided, however, that any adjustments which by reason of this subsection 2.15(1) are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

(2) The Corporation shall not issue fractional Common Shares in satisfaction of its obligations hereunder. If any fractional interests in a Common Share would, except for the provisions of this subsection 2.15(2), be deliverable upon the exercise of the Special Warrant, the Corporation shall make a cash payment equal to the fair value of the fraction of a Share not so issued as determined by the Corporation's auditors in their sole discretion. No cheque shall be issued or cash payment made to any Special Warrantholder for an amount less than $5.00.

(3)    If any question arises with respect to the adjustments provided in this
Article 2 such question shall, absent manifest error, be conclusively determined by the Corporation's auditors or such other firm of chartered accountants appointed by the Corporation and acceptable to the Special Warrant Agent (who may be the Corporation's auditors). Such chartered accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Special Warrant Agent and the Special Warrantholders absent manifest error.

(4) No adjustment in the number of Common Shares which may be acquired upon exercise of a Special Warrant shall be made in respect of any event described in
Section 2.15 if Special Warrantholders are entitled to participate in such event on the same terms mutatis mutandis as if Special Warrantholders had exercised their Special Warrants prior to or on the effective date or record date of such event.

(5) If, after the date of this Indenture, the Corporation shall take any action affecting the Common Shares other than the actions described in this
Article 2 which in the opinion of the directors of the Corporation would materially affect the rights of Special Warrantholders, the number of Common Shares which may be acquired upon the exercise of a Special Warrant shall be adjusted in such manner and at such time, by action by the directors, in their sole discretion, acting reasonably, as they may determine to be equitable in the circumstances; provided that no such adjustment will be made unless prior approval of any stock exchange on which the Common Shares are listed for trading, if required, has been obtained. Failure of the directors to make such an adjustment shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances. In the event that any such adjustment is made, the

                                                                             14.

Corporation shall deliver a certificate of the Corporation to the Special Warrant Agent describing such adjustment.

2.16   NOTICE OF ADJUSTMENT OF SUBSCRIPTION RIGHTS

(1) At least 10 days prior to the effective date or record date, as the case may be, of any event which would require an adjustment in any of the subscription rights pursuant to any of the Special Warrants, including the number of Common Shares which may be acquired upon the exercise thereof, the Corporation shall:

(a) file with the Special Warrant Agent a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment; and

(b) give notice to the Special Warrantholders of the particulars of such event and, if determinable, the required adjustment, in the manner provided for in Section 10.2.

(2) In case of any adjustment for which a notice provided for in subsection 2.16(1) has been given is not then determinable or in case a question arises and a determination has been made in accordance with Section 2.15(3), the Corporation shall promptly after such adjustment is determinable or conclusion reached:

(a) file with the Special Warrant Agent a certificate of the Corporation showing how such adjustment was computed; and

(b) give notice to the Special Warrantholders of the adjustment in the manner provided for in Section 10.2.

(3) Where a notice referred to in subsection 2.16(1) or (2) has been given, the Special Warrant Agent shall be entitled to act and rely absolutely on any adjustment calculation of the Corporation or the Corporation's auditors.

2.17   PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT

       As a condition precedent to the taking of action which would require an adjustment pursuant to Sections 2.14 and 2.15, the Corporation shall take any action which may, in the opinion of the Corporation's counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Subject Securities which the holders of the Special Warrants are entitled to receive on the complete exercise thereof in accordance with the provisions hereof.

2.18   PROTECTION OF THE SPECIAL WARRANT AGENT

       The Special Warrant Agent shall be entitled to act and rely on any adjustment calculation of the Issuers' auditors and the Special Warrant Agent shall not:

                                                                             15.

       (a) at any time be under any duty or responsibility to any holder to determine whether facts exist which may require any adjustment contemplated by this article, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making same;

       (b) be accountable with respect to the validity or value (or the kind or amount) of any shares or of any other shares or securities or property which may at any time be issued or delivered upon the exercise or deemed exercise of any Special Warrant; or

       (c) be responsible for any failure of the Issuers to make any cash payment or to issue, transfer or deliver shares or share certificates upon the surrender of any Special Warrant for the purpose of exercise or deemed exercise, or to comply with any of the covenants contained in this article.


            ARTICLE 3     -    EXERCISE OF SPECIAL WARRANTS

3.1    EXERCISE OF SPECIAL WARRANTS AND DEEMED EXERCISE OF SPECIAL WARRANTS

(a) Upon and subject to the provisions of this Article 3, any holder of a Special Warrant which has not previously been retracted pursuant to
       Section 3.5 may exercise the right thereby conferred on him to acquire the Subject Securities, at no additional cost, by surrendering to the Special Warrant Agent at any time prior to the Expiry Time, in the manner set forth in subsection 3.1(c), the certificate evidencing the Special Warrants, with the Exercise Form attached to the Special Warrant certificate duly completed and executed by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and manner satisfactory to the Special Warrant Agent, acting reasonably.

       The Exercise Form attached to the Special Warrant certificate shall be signed as set out above and shall specify:

          (i) the number of Subject Securities which the Special Warrantholder desires to acquire on exercise of the Special Warrants (being not more than those which he is entitled to acquire pursuant to the Special Warrant certificate so surrendered); and

          (ii) the person or persons in whose names the Subject Securities are to be issued, his or their address or addresses and the number of Subject Securities to be issued to each such person if more than one is so specified.

       If any of the Subject Securities in respect of which the Special Warrants are exercised are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder shall pay to the Special Warrant Agent all requisite stamp or security transfer

                                                                             16.

       taxes or other governmental charges exigible in connection with the issue of such Subject Securities to such other person or persons or shall establish to the satisfaction of the Special Warrant Agent that such taxes and charges have been paid. Furthermore, in such event the signature on the Exercise Form must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member firm of any Canadian stock exchange or such other guarantor as the Special Warrant Agent determines to be acceptable.

       If at the time of the exercise of the Special Warrants, there remain trading restrictions on the Subject Securities acquired, due to applicable securities legislation, the Corporation may, on the advice of counsel, endorse the certificates representing the Subject Securities to such effect, and prior to issuance of any such certificates the Special Warrant Agent shall consult the Corporation to determine whether such endorsement or legending is required.

(b) Any Special Warrants not otherwise exercised for the Subject Securities or retracted pursuant to Section 3.5 shall be deemed to have been exercised on the earlier of (i) the fifth Business Day after the Qualification Date, and (ii) immediately prior to the Expiry Time without any further action on the part of the holder thereof.

(c) In order to acquire certificates representing the Subject Securities, a holder of one or more Special Warrants must deliver the Special Warrant certificates evidencing such Special Warrants to the Special Warrant Agent at its principal office in the City of Toronto, Ontario (or at such additional place or places as may be determined by the Corporation from time to time with the approval of the Special Warrant Agent) or by first class mail, postage prepaid to CIBC Mellon Trust Company at its principal office in Toronto, Ontario. A Special Warrant certificate shall be deemed to be surrendered only upon personal delivery thereof or if sent by mail, upon actual receipt thereof by the Special Warrant Agent.

3.2    EFFECT OF EXERCISE OF SPECIAL WARRANTS

(a) The Subject Securities in respect of which the Special Warrants are exercised shall be deemed to have been issued on the Exercise Date at which time each Special Warrantholder shall be deemed to have become the holder of record of the Subject Securities issued in respect of the Special Warrants held by such Special Warrantholder unless the transfer books of the Corporation shall be closed by law on the said date of such exercise, in which case such Subject Securities shall be deemed to have been issued and such Special Warrantholder shall be deemed to have become the holder of record of such Subject Securities on the date on which such transfer books are next re-opened.

(b) Forthwith after the Exercise Date and subject to the delivery by a Special Warrantholder of Special Warrant Certificates and the Exercise Form to the Special Warrant Agent as provided in subsection 3.1(c), and 3.1(a)(i) and (ii) respectively, the Issuers shall, subject to the provisions of Section 3.3, cause to be delivered to each Special Warrantholder or mailed to it at its address specified in the register of holders maintained by the Special Warrant Agent

                                                                             17.

       or certificates for the appropriate number of Subject Securities not exceeding those which such Special Warrantholder is entitled to acquire pursuant to the Special Warrants delivered by the Special Warrantholder to the Special Warrant Agent.

3.3    POSTPONEMENT OF DELIVERY OF CERTIFICATES

       The Issuers shall not be required to deliver certificates for Common Shares during the period when the transfer books of the Corporation are closed by law and, in the event of a surrender of a Special Warrant for the acquisition of Subject Securities during such period, the delivery of certificates may be postponed for a period not exceeding five (5) Business Days after the date of the re-opening of the transfer books.

3.4    CANCELLATION OF SPECIAL WARRANT CERTIFICATES

       All Special Warrant certificates surrendered to the Special Warrant Agent pursuant to Sections 2.7, 2.10, 2.12, 3.1 or 3.5 shall be cancelled by the Special Warrant Agent. The Special Warrant certificates evidencing all Special Warrants exercised pursuant to Section 3.1 shall be deemed to have been cancelled on the Exercise Date and the Special Warrant Agent shall record the cancellation or deemed cancellation of such Special Warrant certificates on the register of holders maintained by the Special Warrant Agent pursuant to subsection 2.9(a). The Special Warrant Agent shall, if required in writing by the Issuers, furnish the Issuers with a certificate of destruction identifying the Special Warrant certificates so cancelled and deemed to have been cancelled. All Special Warrants evidenced by Special Warrant certificates which have been validly cancelled or which are deemed to have been cancelled pursuant to this
Section 3.4 shall be without further force or effect whatsoever.

                                                                             18.

3.5    SPECIAL WARRANT RETRACTION PRIVILEGE

(1) In the event of a Qualification Default not later than the Business Day next following the date of such Qualification Default, the Corporation shall notify or cause the Special Warrant Agent to notify the Escrow Agent and the Special Warrantholders of that fact and of the Retraction Privilege (defined below) by facsimile transmission or, in the event that the Corporation and the Special Warrant Agent do not have a facsimile number for a Warrantholder in the manner provided in Section 10.2, and each holder of the Special Warrants upon receiving said notice, shall have the right to retract (the "Retraction Privilege") up to 75% of the Special Warrants held by such holders at any time prior to 5:00 p.m. (Toronto time) on the fifth Business Day following the date of the Qualification Default (the "Retraction Deadline") and to receive in consideration therefor an amount equal to $1.40 per Special Warrant, together with accrued interest thereon to and including the date of payment less any amount required to be held by applicable law (the "Retraction Amount"). Any failure to exercise the Retraction Privilege shall not affect or otherwise limit a Special Warrantholder's right pursuant to section 2(c) of this Indenture to receive 1.07 Common Shares and 0.535 Share Purchase Warrants upon exercise or deemed exercise of the holder's Special Warrants following a Qualification Default.

(2) In order to exercise the Retraction Privilege, a Special Warrantholder must surrender to the Special Warrant Agent, at its principal office in the City of Toronto (or at such additional place or places as may be decided by the Corporation from time to time and approved by the Special Warrant Agent), the Special Warrants held by such holder which such holder is entitled to retract (provided that such Special Warrant shall be deemed to be surrendered only upon personal delivery thereof, or if sent by mail or other means of transmission, upon actual receipt thereof by the Special Warrant Agent) together with a notice (the "Notice of Retraction") in the form attached as Schedule "C" to the Special Warrant certificate, signed by such holder retracting such Special Warrants and the Special Warrant Agent shall as soon as practicable provide a copy of such Notice of Retraction to the Escrow Agent and request a cheque payable to the Special Warrantholder equal to the aggregate Retraction Amount for all such Special Warrants to be retracted.

(3) On the date of the receipt by the Special Warrant Agent of a Notice of Retraction and a Warrant Certificate representing the Special Warrants surrendered for retraction, the Retraction Amount payable to such Warrantholder shall become due and, within three Business Days thereafter, the Special Warrant Agent shall send the Warrantholder the Escrow Agent's cheque payable in Canadian funds in the amount of such Retraction Amount; cancel the Warrant Certificate or Certificates so surrendered, and issue a new Special Warrant Certificate to each Special Warrantholder representing any remaining Special Warrants which the holder did not retract.

(4) If Special Warrants are surrendered for retraction pursuant hereto and the Retraction Amounts representing such Special Warrants are not paid in full when due, such Special Warrants shall remain outstanding and the Special Warrant Agent shall hold the certificates representing such Special Warrants on behalf of and for the benefit of the relevant Special Warrantholders until such Retraction Amounts are paid in full at which time the retraction shall be completed.

                                                                             19.

            ARTICLE 4     -    COVENANTS

4.1    GENERAL COVENANTS

       Each of the Corporation and, in the case of paragraphs 4.1(a), (d), (f),
(h), (i), (j) and (k), the Sellers, covenants with the Special Warrant Agent that so long as any Special Warrants remain outstanding:

(a) It will maintain its corporate existence and will carry on and conduct its business in accordance with good business practice.

(b) It will send to each Special Warrantholder copies of all financial statements and other material furnished to the holders of Common Shares after the date of this Indenture.

(c) It will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition on the exercise of the Primary Special Warrants and the Share Purchase Warrants as provided for herein.

(d) It will cause the Subject Securities issuable upon the exercise of the Special Warrants in the manner herein provided to be duly issued and delivered in accordance with the Special Warrants and the terms hereof.

(e) It will use its reasonable best efforts to maintain the quotation of the Common Shares on the TSE and to become or maintain its status as (as the case may be) a "reporting issuer" not in default of the requirements of the securities legislation and policies of each of the Qualifying Jurisdictions.

(f) All of the Subject Securities which are issued on the exercise of the Special Warrants shall be issued as fully-paid and non-assessable and the holders thereof shall not be liable to the Corporation or its creditors in respect of the issue of such Subject Securities.

(g) The Corporation covenants and agrees to (i) file a Preliminary Prospectus for the purpose of qualifying the issuance and distribution of the Subject Securities upon the exercise of the Primary and Secondary Special Warrants in each of the Qualifying Jurisdictions as soon as practicable following the date hereof; (ii) resolve all comments received or deficiencies raised by the Securities Administrators; and (iii) file and obtain receipts for the Final Prospectus in each of the Qualifying Jurisdictions qualifying the Subject Securities as soon as possible after such regulatory comments and deficiencies have been resolved and obtain the listing and posting of the Common Shares issuable on exercise of the Special Warrants upon the TSE on or before the Expiry Time.

                                                                             20.

(h) It will not take any other action which might deprive the Special Warrantholders of the opportunity of exercising their rights pursuant to the Special Warrants held by such persons during the period of notice required by subsection 2.16(1).

(i) It will perform all its covenants and carry out all of the acts or things to be done by it as provided in this Indenture.

(j) It will not amend the attributes of the Subject Securities without the prior written consent, in the form of an Extraordinary Resolution, of the holders of two-thirds of the outstanding Special Warrants.

(k) It will send a written notice to the Special Warrant Agent and to each holder of Special Warrants of the issuance of the receipts referred to in subsection 4.1(g), together with a commercial copy of the Final Prospectus qualifying the Subject Securities for distribution, as soon as practicable but, in any event, not later than three Business Days after the Qualification Date and, in the case of the Special Warrant Agent, copies of such receipts and written confirmation of any adjustment to subscription rights.

(l) It will send a written notice to the Special Warrant Agent and to each Special Warrantholder of the record date for the determination of holders of Common Shares for the purposes of any dividend or other distribution or rights offering to holders of such securities not later than 10 Business Days prior to such record date.

(m) It will send a written notice to the Special Warrant Agent and to Special Warrantholders of the occurrence of a Qualification Default and, as a result therefrom, each Special Warrantholder's increased entitlement as contemplated by section 2.2(c).

(n) In the event that it offers any of its securities for sale in the United States or files a registration statement with the United States Securities Exchange Commission in respect of any of its securities, whether in connection with a public offering of such securities, an application for listing or quotation of its securities on any stock market or quotation system in the United States or otherwise, the Corporation shall ensure that the Subject Securities are also registered for resale in the United States or on such stock exchange and take all such other steps and actions as may be necessary to ensure that the Subject Securities are not subject to any statutory hold period.

4.2    SECURITIES QUALIFICATION REQUIREMENTS

(a) If, in the opinion of the Corporation's counsel, any instrument (other than the Final Prospectus) is required to be filed with, or any permission, order or ruling is required to be obtained from, any Securities Administrator or any other step is required under any federal or provincial law of Canada before any Subject Securities may be issued or delivered to a Special Warrantholder in any of the Qualifying Jurisdictions upon exercise of its Special Warrants, free of any restrictions or limitations on resale of such Subject Securities, the Corporation covenants that it will file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances.

(b) The Corporation will give written notice of the issue of the Subject Securities pursuant to the exercise of Special Warrants in such detail as may be required to the Securities Administrator in each of the Qualifying Jurisdictions in which there is legislation requiring the giving of any such notice.

 4.3 Special Warrant Agent's Remuneration and Expenses

     The Corporation covenants that it will pay to the Special Warrant Agent such fees as the parties agree upon from time to time for its services hereunder and will pay or reimburse the Special Warrant Agent upon its request for all reasonable expenses and disbursements of the Special Warrant Agent in the administration or execution of the trusts hereby created (including, pursuant to subsection 8.3(f), the reasonable compensation and the disbursements of its counsel and all other advisers, experts, accountants and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Special Warrant Agent hereunder shall be finally and fully performed, except any such expense or disbursement in connection with or related to or required to be made as a result of the negligence, wilful misconduct or bad faith of the Special Warrant Agent.

 4.4 Performance of Covenants by Special Warrant Agent

     Subject to subsection 8.2(g), if the Issuers shall fail to perform any of their covenants contained in this Indenture and the Issuers have not rectified such failure within ten Business Days after receiving written notice from the Special Warrant Agent of such failure, the Special Warrant Agent shall notify the Special Warrantholders of such failure on the part of the Issuers unless the Special Warrant Agent shall itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Special Warrantholders. All reasonable sums expended or disbursed by the Special Warrant Agent in so doing shall be repayable as provided in Section 4.3. No such performance, expenditure or disbursement by the Special Warrant Agent shall be deemed to relieve the Issuers of any default herein or of their continuing obligations under the covenants herein contained.

                              Article 5-Enforcement

 5.1 Suits by Special Warrantholders

     All or any of the rights conferred upon a Special Warrantholder by the terms of the Special Warrants held by such Special Warrantholder and/or this Indenture may be enforced by such Special Warrantholder by appropriate legal proceedings, but subject to the rights which are hereby conferred upon the Special Warrant Agent and subject to the provisions of Section 6.10.

 5.2 Immunity of Shareholders, etc.

     Subject to applicable laws, the Special Warrant Agent and, by the acceptance of the Special Warrant certificates and as part of the consideration for the issue of the Special Warrants, the Special Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in his capacity as an incorporator or any past, present or future shareholder of the Issuers or other security holder, director, officer, employee or agent of the Issuers for the issue of the Common Shares pursuant to the exercise of any Special Warrant or on any covenant, agreement, representation or warranty by the Corporation herein or in the Special Warrant certificates contained.

 5.3 Limitation of Liability

     The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the shareholders or the directors of the Issuers or any of the past, present or future shareholders or directors of the Issuers or any of the past, present or future officers, employees or agents of the Issuers, but only the Issuers and their property shall be bound in respect hereof.

           Article 6     -    Meetings of Special Warrantholders

 6.1 Right to Convene Meetings

     The Special Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Issuers or of a Special Warrantholders' Request, convene a meeting of the Special Warrantholders provided that the Special Warrant Agent is indemnified and funded to its reasonable satisfaction by the Issuers or by the Special Warrantholders signing such Special Warrantholders' Request against the costs, charges, expenses and liabilities which may be incurred in connection with the calling and holding of such meeting. If within 15 Business Days after the receipt of a written request of the Issuers or a Special Warrantholders' Request and indemnity and funding given as aforesaid the Special Warrant Agent fails to give the requisite notice specified in Section 6.2 to convene a meeting, the Issuers or such Special Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Special Warrant Agent and the Issuers.

 6.2 Notice

     At least 15 days' prior notice of any meeting of Special Warrantholders shall be given to the registered Special Warrantholders, at the expense of the Issuers, in the manner provided for in Section 10.2 and a copy of such notice shall be delivered to the Special Warrant Agent unless the meeting has been called by the Special Warrant Agent, and also to the Issuers, unless the meeting has been called by the Issuers. Such notice shall state the time and place of the meeting and the general nature of the business to be transacted thereat, and shall contain such information as is reasonably necessary to enable the Special Warrantholders to make a reasoned decision on the matters for which such meeting has been called, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this
Article 6. The notice convening any such meeting may be signed by the Special Warrant Agent or of the Issuers or the person designated by such Special Warrantholders, as the case may be.

 6.3 Chairman

     The Special Warrant Agent may nominate in writing an individual to be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes after the time fixed for the holding of the meeting, the Special Warrantholders present in person or by proxy shall appoint an individual present to be chairman of the meeting. The chairman of the meeting need not be a Special Warrantholder.

 6.4 Quorum

     Subject to the provisions of Section 6.11, at any meeting of the Special Warrantholders a quorum shall consist of one or more Special Warrantholders present in person or represented by proxy and holding at least 25% of the then issued and outstanding Special Warrants. If a quorum of the Special Warrantholders shall not be present within one half-hour from the time fixed for holding any meeting, the meeting, if summoned by the Special Warrantholders or on a Special Warrantholder's Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day) at the same time and place to the extent possible and, subject to the provisions of Section 6.1, no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. At the adjourned meeting the Special Warrantholders present in person or represented by proxy (regardless of number) shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may hold less than 25% of the then issued and outstanding Special Warrants. No business shall be transacted at any meeting unless a quorum is present at the commencement of the meeting.

 6.5 Power to Adjourn

     The chairman of any meeting at which a quorum of the Special Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

 6.6 Show of Hands

     Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

 6.7 Poll and Voting

     On every extraordinary resolution, and when demanded by the chairman of the meeting or by one or more of the Special Warrantholders acting in person or by proxy on any other question submitted to a meeting and after a vote by show of hands, a poll shall be taken in such manner as the chairman of the meeting shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll. On a show of hands, every person who is present and entitled to vote, whether as a Special Warrantholder or as a proxy for one or more absent Special Warrantholders, or both, shall have one vote. On a poll, each Special Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Special Warrant which he (or the Special Warrantholder appointing him as proxy) then holds. A proxy need not be a Special Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Special Warrants, if any, held or represented by him.

 6.8 Regulations

     Subject to the provisions of this Indenture, the Special Warrant Agent or the Issuers with the approval of the Special Warrant Agent may from time to time make and from time to time vary such regulations as it shall reasonably consider necessary or appropriate:

(a) for the deposit of instruments appointing proxies at such place and time as the Special Warrant Agent, the Issuers or the Special Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct, and enabling particulars of such instruments appointing proxies to be mailed or transmitted by facsimile before the meeting to the Issuers or to the Special Warrant Agent and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(b)  as to the form of the instrument of proxy; and

(c) generally for the calling of meetings of Special Warrantholders and the conduct of business thereat, including setting a record date for Special Warrantholders entitled to receive notice of or to vote at such meeting;

     such regulations to be effectual only once notice thereof has been given to Special Warrantholders in accordance with the provisions of Section 10.2 hereof prior to or concurrently with notice of the first meeting at which such regulations are to apply.

     Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Special Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 6.9), shall be Special Warrantholders or persons holding proxies of Special Warrantholders.

 6.9 Issuers, Special Warrant Agent and Underwriter may be Represented

     The Issuers, the Underwriter and the Special Warrant Agent, by their respective directors, officers and employees and the counsel for each of the Issuers, the Underwriter, the Special Warrantholders and the Special Warrant Agent may attend any meeting of the Special Warrantholders and speak thereat but shall have no vote as such.

 6.10     Powers Exercisable by Extraordinary Resolution

     In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Special Warrantholders at a meeting of Special Warrantholders shall have the power, exercisable from time to time by extraordinary resolution:

(a) to agree with the Issuers to any modification, alteration, compromise or arrangement of the rights of Special Warrantholders and/or the Special Warrant Agent in its capacity as special warrant agent hereunder subject to the Special Warrant Agent's prior written consent or on behalf of the Special Warrantholders against the Corporation whether such rights arise under this Indenture or the Special Warrants or otherwise;

(b) to amend or repeal any extraordinary resolution previously passed or sanctioned by the Special Warrantholders;

(c) to direct or authorize the Special Warrant Agent subject to receipt of funding and indemnity to enforce any of the covenants on the part of the Issuers contained in this Indenture or the Special Warrants or to enforce any of the rights of the Special Warrantholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(d) to waive and/or direct the Special Warrant Agent to waive any default on the part of the Issuers in complying with any provisions of this Indenture or the Special Warrants either unconditionally or upon any conditions specified in such extraordinary resolution;

(e) to restrain any Special Warrantholder from taking or instituting any suit, action or proceeding against the Issuers for the enforcement of any of the covenants on the part of the Issuers contained in this Indenture or the Special Warrants or to enforce any of the rights of the Special Warrantholders;

(f) to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Special Warrantholder in connection therewith; and

(g) to remove the Special Warrant Agent and to appoint a successor special warrant agent.

6.11 Meaning of Extraordinary Resolution

(a) The expression "extraordinary resolution" when used in this Indenture means, subject as hereinafter in this Section 6.11 and in Section 6.14 provided, a resolution proposed at a meeting of Special Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 6 at which there are present in person or represented by proxy Special Warrantholders holding at least 25% of the then issued and outstanding Special Warrants and passed by the affirmative votes of Special Warrantholders holding not less than 66 2/3% of the then issued and outstanding Special Warrants represented at the meeting and voted on the poll upon such resolution.

(b) If, at any meeting called for the purpose of passing an extraordinary resolution, Special Warrantholders holding at least 25% of the then issued and outstanding Special Warrants are not present in person or by proxy within one half-hour after the time appointed for the meeting, then the meeting, if convened by Special Warrantholders or on a Special Warrantholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than four or more than ten Business Days later, and to such place and time as may be appointed by the chairman of the meeting. Not less than three Business Days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Sections 10.1, 10.2 and 10.3. Such notice shall state that at the adjourned meeting the Special Warrantholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Special Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection (a) of this Section 6.11 shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Special Warrantholders holding at least 25% of the then issued and outstanding Special Warrants are not present in person or represented by proxy at such adjourned meeting.

(c) Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

 6.12     Powers Cumulative

     It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Special Warrantholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Special Warrantholders to exercise such powers or combination of powers then or thereafter from time to time.

 6.13     Minutes

     Minutes of all resolutions and proceedings at every meeting of Special Warrantholders shall be made and duly entered in books to be from time to time provided for that purpose by the Special Warrant Agent at the reasonable expense of the Issuers, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings held, or by the chairman of the next succeeding meeting of the Special Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

 6.14     Instruments in Writing

     All actions which may be taken and all powers that may be exercised by the Special Warrantholders at a meeting held as provided in this Article 6 may also be taken and exercised by Special Warrantholders holding at least 66 2/3% of the then issued and outstanding Special Warrants by an instrument in writing signed in one or more counterparts by such Special Warrantholders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in this Indenture shall include an instrument so signed.

 6.15     Binding Effect of Resolutions

     Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article 6 at a meeting of Special Warrantholders shall be binding upon all the Special Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Special Warrantholders in accordance with Section 6.14 shall be binding upon all the Special Warrantholders, whether signatories thereto or not, and each and every Special Warrantholder and the Special Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Special Warrant Agent shall give notice in the manner contemplated in Sections 10.1 and
10.2 of the effect of the instrument in writing to all Special Warrantholders and the Issuers as soon as is reasonably practicable.

 6.16     Holdings by the Corporation or Subsidiaries of the Corporation
Disregarded

     In determining whether Special Warrantholders holding the required number of Special Warrants are present at a meeting of Special Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, extraordinary resolution, Special Warrantholders' Request or other action under this Indenture, Special Warrants owned legally or beneficially by the Issuers or any associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of the Issuers shall be disregarded. The Issuers shall provide to the Special Warrant Agent upon request a Certificate of the Issuers stating the exact number and registrations of Special Warrants held by the Corporation or any associate or affiliate.

           Article 7     -    Supplemental Indentures

7.1  Supplemental Indentures

From time to time the Issuers and the Special Warrant Agent may, subject to the provisions of this Indenture, and they shall, when so directed by this Indenture, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a) adding to the provisions hereof such additional covenants and enforcement provisions as in the opinion of counsel are necessary or advisable, provided that the same are not, in the opinion of the Special Warrant Agent, based on the advice of its Counsel, prejudicial to the interests of the Special Warrantholders as a group;

(b)  giving effect to any extraordinary resolution passed as provided in Article
     6;

(c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Special Warrant Agent, based on the advice of its counsel, prejudicial to the interests of the Special Warrantholders as a group;

(d) adding to or amending the provisions hereof in respect of the transfer of Special Warrants, providing for the exchange of Special Warrants, and making any modification in the form of the certificates for the Special Warrants provided that such additions, amendments or modifications are not, in the opinion of the Special Warrant Agent, based on the advice of its Counsel, prejudicial to the interests of the Special Warrantholders as a group;

(e) amending any of the provisions of this Indenture or relieving the Issuers from any of the obligations, conditions or restrictions herein contained, provided that no such amendment or relief shall be or become operative or effective if, in the opinion of the Special Warrant Agent, based on the advice of its Counsel, such amendment or relief impairs any of the rights of the Special Warrantholders as a group or of the Special Warrant Agent, and provided further that the Special Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion, based on the advice of its counsel, may not afford adequate protection to the Special Warrant Agent when the same shall become operative;

(f) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors or omission herein, provided that, in the opinion of the Special Warrant Agent, based on the advice of its Counsel, the rights of the Special Warrant Agent and of the Special Warrantholders as a group are not prejudiced thereby; and

(g) amending the type or number of Subject Securities or other securities of the Corporation issuable upon exercise of the Special Warrants as contemplated by Sections 2.14 and 2.15 hereof.

 7.2 Successor Corporations

     In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Issuers as an entirety or substantially as an entirety to another corporation (a "successor corporation"), forthwith following the occurrence of such event the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to Counsel to the Special Warrant Agent and executed and delivered to the Special Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Issuers.

           Article 8     -    Concerning the Special Warrant Agent

 8.1 Trust Indenture Legislation

(a) In this Article, the term "Applicable Legislation" means the provisions of any statute of Canada or a province thereof and of regulations under any such named or other statute relating to trust indentures and/or to the rights, duties and obligations of warrant agents and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

(b) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(c) The Issuers and the Special Warrant Agent agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefit of Applicable Legislation.

 8.2 Rights and Duties of Special Warrant Agent

(a) In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Special Warrant Agent shall act honestly and in good faith with a view to the best interests of the Special Warrantholders as a group and shall exercise the degree of care, diligence and skill that a reasonably prudent warrant Agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Special Warrant Agent from or require any other person to indemnify the Special Warrant Agent against liability for its own negligence, wilful misconduct or bad faith.

(b) Subject only to subsection (a) of this Section 8.2, the Special Warrant Agent shall not be bound to do or take any act, action or proceeding for the enforcement of any of the obligations of the Issuers under this Indenture unless and until it shall have received a Special Warrantholders' Request specifying the act, action or proceeding which the Special Warrant Agent is requested to take. The obligation of the Special Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Special Warrant Agent or the Special Warrantholders hereunder shall be conditional upon the Special Warrantholders furnishing, when required by notice in writing by the Special Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Special Warrant Agent and its officers, directors, employees and agents to protect and hold harmless the Special Warrant Agent and its officers, directors, employees and agents against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Special Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c) The Special Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Special Warrantholders at whose instance it is acting to deposit with the Special Warrant Agent the Special Warrants held by them, for which Special Warrants the Special Warrant Agent shall issue receipts.

(d) Every provision of this Indenture that by its terms relieves the Special Warrant Agent of liability or entitles it to act and rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, and to the provisions of this Section 8.2 and of Section 8.3.

(e) The Special Warrant Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture. Such documentation must not require the exercise of any discretion or independent judgment. In the event that the Special Warrant Agent refuses to act because any documentation received by it is not clear and reasonable, the Special Warrant Agent shall immediately provide notice to the party who provided such documentation advising such party of the Special Warrant Agent's refusal to act together with a brief explanation of the reason for its refusal.

(f) In the event of any disagreement arising regarding the terms of this Indenture, the Special Warrant Agent shall be entitled, at its option, to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst the various parties or by a court of competent jurisdiction.

(g) The Special Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Special Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify such default and in the absence of any such notice the Special Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Special Warrant Agent to determine whether or not the Special Warrant Agent shall take action with respect to any default.

8.3  Evidence, Experts and Advisers

(a) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Issuers shall furnish to the Special Warrant Agent such additional evidence of compliance with any provision hereof in such form as may be prescribed by Applicable Legislation, or as the Special Warrant Agent may reasonably require by written notice to the Issuers.

(b) In the exercise of its rights and duties hereunder, the Special Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, written requests, consents, orders of the Issuers, certificates of the Issuers or other evidence furnished to the Special Warrant Agent, provided that such evidence complies with Applicable Legislation.

(c) Whenever Applicable Legislation requires that evidence referred to in subsection (a) of this Section 8.3 be in the form of a statutory declaration, the Special Warrant Agent may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more of the chairman, president, vice-president, secretary or treasurer of the Issuers.

(d) The Special Warrant Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent, or presented by or on behalf of the proper party or parties.

(e) Proof of the execution of an instrument in writing, including a Special Warrantholders' Request, by any Special Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Special Warrant Agent may consider adequate and in respect of a corporate Special Warrantholder shall include a certificate of incumbency of such Special Warrantholder together with a certified copy of a resolution authorizing the person who signed such instrument to sign such instrument.

(f) The Special Warrant Agent may employ or retain such counsel, accountants or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder, may act on and rely upon the advice or opinion so obtained and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them. The cost of such services shall be added to and be part of the Special Warrant Agent's fees hereunder.

 8.4 Documents, Monies, etc. Held by Special Warrant Agent

     Any securities, documents of title or other instruments that may at any time be held by the Special Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of the Special Warrant Agent or of any Canadian chartered bank or trust company or deposited for safekeeping with any such bank or trust company.

8.5  Action by Special Warrant Agent to Protect Interests

     Subject to the provisions of this Indenture and Applicable Legislation, the Special Warrant Agent shall have the power to institute and to maintain such action and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Special
Warrantholders.

8.6  Special Warrant Agent Not Required to Give Security

     The Special Warrant Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise.

 8.7 Protection of Special Warrant Agent

     By way of supplement to the provisions of any law for the time being relating to warrant agents, it is expressly declared and agreed as follows:

(a) The Special Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Special Warrants (except the representation contained in Sections 8.9 and 8.12 or in the certificate of the Special Warrant Agent on the Special Warrants) or be required to verify the same.

(b) Nothing herein contained shall impose any obligation on the Special Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

(c) The Special Warrant Agent shall not be bound to give notice to any person of the execution hereof.

(d) The Special Warrant Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation.

(e) The Issuers hereby jointly and severally indemnify and saves harmless the Special Warrant Agent and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, action or demands whatsoever which may be brought against the Special Warrant Agent or which it may suffer or incur as a result or arising out of the performance of its duties and obligations under this Indenture, save only in the event of negligence or wilful misconduct of the Special Warrant Agent or any of its officers, directors and employees. It is understood and agreed that this indemnification shall survive the termination of this Indenture or the resignation or removal of the Special Warrant Agent.

 8.8 Replacement of Special Warrant Agent

(a) The Special Warrant Agent may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Issuers not less than 45 days' prior notice in writing or such shorter prior notice as the Issuers may accept as sufficient. The Special Warrantholders by extraordinary resolution shall have the power at any time to remove the existing Special Warrant Agent and to appoint a new warrant agent. In the event of the Special Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Issuers shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Special Warrantholders; failing such appointment by the Issuers, the retiring Special Warrant Agent or any Special Warrantholder may apply to a justice of the Ontario Court of Justice (General Division) at the Issuers' expense, on such notice as such justice may direct, for the appointment of a new warrant agent; but any new warrant Agent so appointed by the Issuers or by the Court shall be subject to removal as aforesaid by the Special Warrantholders. Any new warrant agent appointed under any provision of this Section 8.8 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by Applicable Legislation of any other province, in such other province. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Special Warrant Agent without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Issuers, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new warrant agent, provided that any resignation or removal of the Special Warrant Agent and appointment of a successor warrant Agent shall not become effective until the successor warrant agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Issuers, the predecessor Special Warrant Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor warrant agent an appropriate instrument transferring to such successor warrant agent all rights and powers of the Special Warrant Agent hereunder and all securities, documents of title and other instruments, and all monies and properties, held by the Special Warrant Agent hereunder.

(b) Upon the appointment of a successor warrant agent, the Issuers shall promptly notify the Special Warrantholders thereof in the manner provided for in Section 10.2.

(c) Any corporation into or with which the Special Warrant Agent may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Special Warrant Agent, shall be the successor to the Special Warrant Agent hereunder without any further act on its part or of any of the parties hereto, provided that such corporation would be eligible for appointment as a new warrant agent under subsection (a) of this Section 8.8.

(d) Any Special Warrants certified but not delivered by a predecessor warrant agent may be certified by the successor warrant agent in the name of the predecessor or successor warrant agent.

 8.9 Conflict of Interest

(a) The Special Warrant Agent represents to the Issuers that at the time of execution and delivery hereof no material conflict of interest exists in the Special Warrant Agent's role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such a material conflict of interest, either eliminate the same or resign its trust hereunder to a successor warrant agent approved by the Issuers. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Special Warrants shall not be affected in any manner whatsoever by reason thereof.

(b) Subject to subsection (a) of this Section 8.9, the Special Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any subsidiary of the Corporation without being liable to account for any profit made thereby.

 8.10     Acceptance of Trusts

     The Special Warrant Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

 8.11     Special Warrant Agent Not to be Appointed Receiver

     The Special Warrant Agent and any person related to the Special Warrant Agent shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Issuers.

8.12 Authorization to Carry on Business

     The Special Warrant Agent represents to the Issuers that it is duly authorized and qualified to carry on the business of a trust company in each of the provinces of Canada.

 8.13     Liability of Special Warrant Agent

     The Special Warrant Agent shall not be liable or accountable for any loss or damage whatsoever to any person caused by the performance or failure to perform by it of its responsibilities under this agreement save only to the extent that such loss or damage is attributable to the negligence, fraud or wilful misconduct of the Special Warrant Agent.

           Article 9     -    Form of Special Warrant

 9.1 Form of Special Warrant Certificate

                                                   PSW - 0 or
                                                   SSW - 0

                          SPECIAL WARRANT CERTIFICATE
                           BID.COM INTERNATIONAL INC.
                              (the "Corporation")
     (Constituted pursuant to the laws of the Province of Ontario, Canada)

NO. __________________________

                                             __________________ Special Warrants

                                              (each entitling the holder to
                                              subscribe for one Common Share and
                                              one-quarter a Share Purchase
                                              Warrant for no additional
                                              consideration)

     THIS IS TO CERTIFY that, for value received, ___________________________ (the "holder") is entitled to acquire, in the manner herein provided, subject to the restrictions contained in the Indenture hereinafter referred to, at any time and from time to time on or prior to 5:00 p.m. Toronto time (the "Expiry Time"), on the date (the "Expiry Date") that is the earlier of:

1. the date which is five (5) Business Days following the date of the issuance of a receipt by the last of the securities regulatory authorities in the Qualifying Jurisdictions for a Prospectus; and

2.   November 30, 1999;

one unit ("Unit") comprised of one common share of the Corporation ("Common Share") (or, in the circumstances described below, acquire one and one five-hundredth (1.05) Common Shares and one-quarter a warrant ("Share Purchase Warrant") (or in the circumstances described below, acquire 0.2625 Share Purchase Warrants) for each Special Warrant represented by this certificate without payment of any consideration in addition to the subscription price for such Special Warrant.

     The Special Warrants represented by this certificate are issued under and pursuant to a Special Warrant Indenture (the "Indenture") dated as of November 30, 1998 between the Issuers and CIBC Mellon Trust Company (the "Special Warrant Agent") (which expression shall include any successor warrant agent appointed under the Indenture), to which Indenture (and any amendments thereto and instruments supplemental thereto) reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which such Special Warrants are or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all amendments thereto and instruments supplemental thereto were herein set forth and to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

     In the event of any conflict or inconsistency between the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) shall prevail. The terms and provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) are incorporated herein by reference.

     Such right to exercise Special Warrants for the Common Shares and Share Purchase Warrants may be effected by the holder hereof by:

     (a) duly completing in the manner indicated and executing the Exercise Form attached hereto; and

     (b) surrendering this Special Warrant Certificate to the Special Warrant Agent as hereinafter set forth,

provided that any Special Warrant not so exercised on or before the Expiry Time shall be deemed to have been exercised by the holder immediately prior thereto.

     This Special Warrant Certificate shall be validly surrendered only upon delivery thereof or by mailing the same to the Special Warrant Agent at its principal office in the City of Toronto, Ontario. The Exercise Form attached hereto shall not be deemed to be duly completed if the name and mailing address of the holder do not appear legibly on such Exercise Form or such Exercise Form is not signed by the holder.

     In the case of a Special Warrant which is exercised by a holder in accordance with the provisions of Subsection 3.1(c) of the Indenture, within five (5) Business Days after the Exercise Date of such Special Warrant, the Special Warrant Agent shall:

     (a) cause to be mailed to the person in whose name the Common Shares and Share Purchase Warrants issuable upon the exercise of the exercise rights of the Special Warrants are to be issued, as specified in the Special Warrant, at the address specified therein;

     (b) if so specified therein, cause to be delivered to such person at the office of the Special Warrant Agent where such Special Warrant was surrendered; or

     (c) if no specification as contemplated by (a) or (b) is provided, cause to be mailed to the person in whose name the Common Shares and Share Purchase Warrants are to be issued at the address of such person last appearing on the register maintained by the Special Warrant Agent pursuant to the Indenture or as such person may otherwise notify the Special Warrant Agent in writing on or prior to the Exercise Date, a certificate or certificates for the Common Shares and Share Purchase Warrants to which the holder is entitled.

     In the case of a Special Warrant which is deemed exercised in accordance with the provisions of Subsection 3.1(b) of the Indenture, within five (5) Business Days after the Exercise Date of such Special Warrants, the Issuers shall without any further act on the part of the Special Warrantholder, cause to be mailed to the Special Warrantholder at the address of such person last appearing on the register of Special Warrants maintained by the Special Warrant Agent pursuant to the Indenture or as such person may otherwise instruct the Special Warrant Agent in writing on or prior to the mailing a certificate or certificates for the Common Shares and Share Purchase Warrants to which the Special Warrantholder is entitled.

     Upon due exercise or deemed exercise of the Special Warrants as provided herein, the person or persons in whose name or names the Common Shares and Share Purchase Warrants are issuable, shall be deemed for all purposes (except as provided in the Indenture hereinafter referred to) to be the holder or holders of record of such Common Shares and Share Purchase Warrants and the Issuers covenant that they will (subject to and in accordance with the provisions of the aforesaid Indenture) cause a certificate or certificates representing such Common Shares and Share Purchase Warrants to be delivered or mailed to such person or persons at the address or addresses specified in such Exercise Form or on the register of Special Warrants maintained by the Special Warrant Agent (if deemed to have been exercised).

     No fractional Common Shares or Share Purchase Warrants will be issued. To the extent that the holder of a Special Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share or Share Purchase Warrants, the Issuers shall make a cash payment equal to the fair value of the fraction not so issued as determined by the directors of the Corporation in their sole discretion. No cheque shall be issued or cash payment made to any Special Warrantholder for an amount less than $5.00.

     The Indenture provides for adjustments to the subscription rights attaching to these Special Warrants in certain events and also provides for the giving of notice by the Issuers prior to taking certain actions specified therein.

     The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

     The Special Warrants evidenced by this Special Warrant Certificate are not transferable except as set forth in Subsection 2.9(b) of the Indenture which makes reference to the fact that no transfer of a Special Warrant shall be valid unless made by the holder or his executors, administrators or other legal representatives, or his or her attorney duly appointed by an instrument in writing in form and manner satisfactory to the Agent, acting reasonably, with signatures guaranteed by a Canadian chartered bank, a Canadian trust company, a member of any Canadian stock exchange or such other guarantor as the Special Warrant Agent determines to be acceptable and upon compliance with such other reasonable requirements as the Special Warrant Agent may prescribe. Upon compliance with these transfer requirements, and with applicable securities legislation and requirements of regulatory authorities, the transferee shall become noted upon the register of holders.

     If any of the Common Shares and Share Purchase Warrants in respect of which the Special Warrants are exercised are to be issued to a person or persons other than the holder (as aforesaid), the holder shall pay to the Special Warrant Agent all requisite stamp transfer taxes or other governmental charges exigible in connection with the issue of such Common Shares and Share Purchase Warrants to such other person or persons or shall establish to the satisfaction of the Special Warrant Agent that such taxes and charges have been paid.

     This Special Warrant Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Special Warrant Agent.

     Time shall be of the essence hereof. The Special Warrants and the Indenture (and any amendments thereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

     The Corporation has covenanted and agreed to use its reasonable commercial efforts to promptly finalize and obtain a receipt for a preliminary prospectus and a final Prospectus in the Qualifying Jurisdictions qualifying the issuance of the Common Shares and Share Purchase Warrants issuable upon the due exercise or deemed exercise of the Special Warrants.

     In the event the Corporation fails to obtain a receipt for the Final Prospectus from the Securities Administrators in each of the Qualifying Jurisdictions on or prior to 5:00 p.m. (Toronto time) on February 25, 1999, (a "Qualification Default") then each Special Warrant shall entitle the holder to acquire one and one five-hundredth (1.05) Units (in lieu of one (1) Unit), without payment of further consideration, on exercise or deemed exercise of such Special Warrant.

     In the event of a Qualification Default, the holder is entitled to retract up to 25% of the Special Warrants represented by this certificate by completing and forwarding a Notice of Retraction in the form attached as Schedule "C" hereto and submitting the same together with this certificate to the Special Warrant Agent at its principal office in Toronto, Ontario as soon as practicable after receipt from the Special Warrant Agent of notification of such Qualification Default but in any event not later than 5:00 p.m. (Toronto time) on the fifth Business Day following the date of the Qualification Default (the "Retraction Deadline"). Upon receipt by the Special Warrant Agent of the Escrow Agent's cheque payable to the holder, the Special Warrant Agent shall remit to the holder within 3 Business Days of receipt of this certificate and the holder's Notice of Retraction, a cheque in the amount of the purchase price of the Special Warrants being retracted plus any accrued interest together with a new certificate representing those of the holder's Special Warrants which have not been retracted.

     Furthermore, in the event that a receipt for a Final Prospectus relating to the distribution of the Common Shares and Share Purchase Warrants is not obtained from the Securities Administrators in any of the Qualifying Jurisdictions, the Common Shares and Share Purchase Warrants may be subject to statutory hold periods during which time these securities may not be resold in such provinces except pursuant to applicable prospectus and registration exemptions. In addition, any Special Warrants that are exercised or Common Shares and Share Purchase Warrants received on such exercise prior to the issuance of a receipt for the Final Prospectus by the Securities Administrators in the Qualifying Jurisdictions may be subject to statutory restrictions. Holders are advised to consult their legal advisors in this regard.

     IN WITNESS WHEREOF the Issuers have caused this Special Warrant Certificate to be signed by its duly authorized officer as of November 30, 1998.

                                    BID.COM INTERNATIONAL INC.

                                    Per:___________________________________c/s
                                         Authorized Signing Officer

                                    1184041 ONTARIO INC.


                                    Per:___________________________________c/s
                                         Authorized Signing Officer



                                    SMYTHE GROUP COMPANY


                                    Per:___________________________________c/s
                                         Authorized Signing Officer

                                    Countersigned by:

                                    CIBC MELLON TRUST COMPANY


                                    Per: ____________________________________
                                         Authorized Signing Officer

                                 TRANSFER FORM

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto



(Please print or typewrite name and address of assignee)

______________________________ Special Warrant(s) represented by the within certificate, and do(es) hereby irrevocably constitute and appoint

______________________________ the attorney of the undersigned to transfer the said Special Warrant(s) on the register of Special Warrants maintained by the Special Warrant Agent with full power of substitution hereunder.


     DATED this ________ day of _______________ , 199_________.


                                    --------------------------------------------
                                              Signature of Special Warrantholder


--------------------------          --------------------------------------------
Signature Guarantee                 Name of Special Warrantholder (please print)

          The signature of the Special Warrantholder to this assignment must correspond exactly with the name of the Special Warrantholder as set forth on the face of this Special Warrant certificate in every particular, without alteration or enlargement or any change whatsoever and the signature must be guaranteed by a Canadian chartered bank or by a trust company or by a member firm of any Canadian stock exchange, any of whose signature must be on file with the Special Warrant Agent.

       EXERCISE OF EXCHANGE RIGHTS INSTRUCTIONS TO SPECIAL WARRANTHOLDER

     The registered holder hereof may exercise his right to exercise Special Warrants for Common Shares and Share Purchase Warrants of BID.COM INTERNATIONAL INC. (the "Corporation"), subject to the adjustments described in the Special Warrant Indenture by completing the Exercise Form and surrendering this Special Warrant certificate and the duly completed Exercise Form to CIBC Mellon Trust Company by delivering or mailing it to CIBC Mellon Trust Company at the following office:

               By courier or by hand:

               Special projects
               199 Bay Street
               Commerce Court West
               Securities Level
               Toronto, Ontario
               M5L 1B9
               Attention: Courier Window

               By mail:

               P.O. Box 1036
               Adelaide Street Postal Station
               Toronto, Ontario
               M5C 2K4

     Upon exercise, the Special Warrants will be cancelled and become absolutely void and alternatively, if not exercised on or prior to 5:00 p.m., Toronto time, on the Expiry Date will be deemed to have been exercised in full by such holder immediately prior to that time.

     For your own protection, it is suggested that all documentation be forwarded to the Special Warrant Agent by registered mail.

                                 EXERCISE FORM

TO:  BID.COM INTERNATIONAL INC.

     The undersigned hereby exercises the right to exercise _________ Special Warrants for ________ Common Shares and __________ Share Purchase Warrants of BID.COM INTERNATIONAL INC. (or such number of other securities or property to which such Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Indenture mentioned in the within Special Warrant Certificate) according to the terms of the Indenture mentioned in the within Special Warrant Certificate. If any of the Common Shares and Share Purchase Warrants are to be issued to a person or persons other than the holder in those circumstances as set forth in the within Special Warrant Certificate, the holder must pay to CIBC Mellon Trust Company all requisite stamp or security transfer taxes or other governmental charges related thereto.

(Print clearly)

Name:

Address in Full:



Number of Special Warrants being Exercised:

     DATED this        day of         , 199_______.

                                  ----------------------------------------------
                                        Signature of Special Warrantholder

                                  ----------------------------------------------
                                              Name of Special Warrantholder

                                  (As registered on Special Warrant Certificate)

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------
                                              Print Full Address

                                  SCHEDULE "B"

                        NOTICE TO SPECIAL WARRANTHOLDERS



     Reference is made to the Special Warrant Indenture made as of November 30, 1998 (the "Special Warrant Indenture") between the Issuers and CIBC Mellon Trust Company. Unless defined herein, capitalized terms used herein have the respective meanings ascribed to them in the Special Warrant Indenture.

     We hereby confirm that receipts have been issued by the securities commissions in each of the Qualifying Jurisdictions in respect of the prospectus qualifying the distribution of the Common Shares and Share Purchase Warrants issuable upon exercise of the Special Warrants. The last receipt was issued on __________________________ by the ______________________ Securities Commission.
The Expiry Time is therefore 5:00 p.m. (Toronto Time) on ______________.

     A copy of the prospectus is enclosed herewith.

                                  SCHEDULE "C"

                    NOTICE OF RETRACTION OF SPECIAL WARRANTS

TO:  BID.COM INTERNATIONAL INC.

     The undersigned hereby exercises the right to retract _________________ Special Warrants (not to exceed 25% of the Special Warrants represented by the within certificate) of BID.COM INTERNATIONAL INC. according to the terms of the Indenture mentioned in the within Special Warrant Certificate. The undersigned hereby requests payment of the sum of $1.75 for each Special Warrant being retracted plus any accrued interest thereon. The undersigned further surrenders herewith the written Special Warrant Certificate and requests the issue and delivery of a new certificate representing those of the holder's Special Warrants which have not been retracted.

Number of Special Warrants being retracted:
                                           -------------------------------------

     DATED this  day of             1998.



                                  ----------------------------------------------
                                  Signature of Special Warrantholder


                                  ----------------------------------------------
                                  Name of Special Warrantholder
                                  (As registered on Special Warrant Certificate)

                                  ----------------------------------------------

                                  ----------------------------------------------

                                  ----------------------------------------------
                                  Print Full Address

                                  ----------------------------------------------
                                  Telephone No. (day time)

                Article 10    -General

 10.1     Notice to the Issuers and the Special Warrant Agent

(i) Unless herein otherwise expressly provided, any notice to be given hereunder to the Issuers or the Special Warrant Agent shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid, or if sent by facsimile transmission, telex or other means of prepaid transmission or recorded communication:


          (A)  if to the Corporation

               BID.COM INTERNATIONAL INC.
               6725 Airport Road
               Suite 201
               Mississauga, Ontario
               L4V 1V2

               Facsimile:  (905) 672-5705
               Attention: Paul Godin

               if to the Special Warrant Agent:

          (B)  CIBC MELLON TRUST COMPANY
               320 Bay Street, Ground Floor
               Toronto, Ontario M5H 4A6

               Facsimile:  416-643-5570
               Attention:  Assistant Vice-President, Client Services



          (C)  if to the Sellers:

               1184041 ONTARIO INC.
               c/o 6725 Airport Road
               Suite 201
               Mississauga, Ontario
               L4V 1V2

               Facsimile:  (905) 672-5705
               Attention: Paul Godin

               SMYTHE GROUP COMPANY
               c/o 6725 Airport Road
               Suite 201
               Mississauga, Ontario
               L4V 1V2

               Facsimile:  (905) 672-5705
               Attention: Jeffery Lymburner

               BID.COM INTERNATIONAL INC.
               6725 Airport Road
               Suite 201
               Mississauga, Ontario
               L4V 1V2

               Facsimile:  (905) 672-5705
               Attention: Paul Godin


          (D)  if to the Escrow Agent:

               WILDEBOER RAND THOMSON APPS & DELLELCE
               Barristers and Solicitors
               Suite 810
               P.O. Box 4
               First Canadian Place
               Toronto, Ontario M5X 1A9

               Facsimile: 416-361-1790
               Attention: Troy Pocaluyko

and any such notice if delivered in accordance with the foregoing shall be deemed to have been received on the of delivery if that date is a Business Day or the Business Day following the date of delivery if such date is not a Business Day or, if mailed, on the fifth Business Day following the date of deposit in the mail, or if sent by facsimile transmission, on the date of such facsimile transmission if that date is a Business Day or the Business Day following the date of sending if such date is not a Business Day or if sent after normal business hours.

(ii) The Issuers or the Special Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection 10.1(i) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Issuers or the Special Warrant Agent, as the case may be, for all purposes of this Indenture. A copy of any notice of change of address given pursuant to this subsection 10.1(ii) shall be available for inspection at the Corporation's office by Special Warrantholders during normal business hours.

 10.2     Notice to the Special Warrantholders

     Any notice to the Special Warrantholders under the provisions of this Indenture shall be deemed to be validly given if delivered, or if sent by prepaid first class mail posted from within Canada in envelopes addressed to the Special Warrantholders at their respective addresses appearing in the register of holders maintained by the Special Warrant Agent. Any notice so delivered shall be deemed to have been received on the date of delivery if that date is a Business Day, or the Business Day following the date of delivery if such date is not a Business Day, and if mailed shall be deemed to have been received on the fifth Business Day following the date of deposit in the mail. Accidental error or omission in giving notice or accidental failure to give notice to any Special Warrantholder shall not invalidate any action or proceeding founded thereon.



 10.3     Mail Service Interruption

     If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Special Warrant Agent, the Corporation or the Special Warrantholders would reasonably be unlikely to reach its destination in the ordinary course of mail, such notice shall be valid and effective only if delivered to the party to which it is addressed or, in the case of a notice to either the Corporation or the Special Warrant Agent, if sent to such party, at the appropriate address in accordance with Section 10.1, by facsimile transmission.

 10.4     Counterparts and Formal Date

     This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of the date appearing at the top of this Indenture.

 10.5     Satisfaction and Discharge of Indenture

     Upon the date upon which all obligations of the Issuers under this Special Warrant Indenture have been performed in full (including the obligation to deliver Common Shares and certificates therefor), this Special Warrant Indenture shall cease to be of further effect in respect of the Issuers. The Special Warrant Agent, on written demand of and at the cost and expense of the Issuers, and upon delivery to the Special Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Special Warrant Indenture have been complied with and upon payment by the Issuers to the Special Warrant Agent of the expenses, fees and other remuneration payable to the Special Warrant Agent, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided that if the Special Warrant Agent has not then performed any of its obligations hereunder any such satisfaction and discharge of the Issuers' obligations hereunder shall not affect or diminish the rights of any Special Warrantholder or the Corporation against the Special Warrant Agent.--

 10.6 Provisions of Indenture and Special Warrants for the Sole Benefit of Parties and Special Warrantholders

     Except as provided in Sections 5.2 and 5.3, nothing in this Indenture or the Special Warrants, express or implied, shall give or be construed to give to any person other than the parties hereto, the Underwriter (in the case of Sections 2.11 and 6.9) and the holders from time to time of the Special Warrants any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholders.

          IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers duly authorized in that behalf.

                         BID.COM INTERNATIONAL INC.

                         By:


                         CIBC MELLON TRUST COMPANY

                         By:

                         By:


                         1184041 ONTARIO INC.

                         By:


                         SMYTHE GROUP COMPANY

                         By: